Exhibit 99.6
NEXCEN BRANDS, INC.
UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements assume the sale by NexCen Brands, Inc. (“NexCen” or the “Company”) of its mortgage-backed securities (“MBS”) portfolio and the acquisition of all of the outstanding equity interests in Athlete’s Foot Brands, LLC (“Brands”) and Athlete’s Foot Marketing Support Fund, LLC (“AFMSF”), along with certain nominal fixed assets owned by an affiliate of Brands (the “Acquired Assets” and together with Brands and AFMSF, “TAF”). The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company, Brands and AFMSF as well as the fair value of the Acquired Assets, after giving effect to the disposition of the MBS and acquisition of TAF, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. Brands is an athletic footwear and apparel franchisor with 600 retail locations in over 40 countries. AFMSF provides advertising and marketing support for the benefit of Brands’ franchisees. AFMSF receives a percentage of royalty revenue received by Brands from franchisees and in turn uses those funds for print advertising, public relations, marketing and market research for the benefit of franchisees.
At the 2006 annual stockholders meeting, which was held on October 31, 2006, the Company’s stockholders approved the sale of its remaining MBS portfolio for the purpose of discontinuing its MBS business and allocating all cash proceeds from such sale to the growth and development of the Company’s intellectual property (“IP”) business. One security was sold and settled on October 31, 2006, with the remainder sold pursuant to forward sale arrangements which will settle on November 21, 2006. The Company expects to recognize a gain in the fourth quarter of 2006 of approximately $743,000 relating to the sale of these bonds.
On November 7, 2006, the Company, through its NexCen Franchising Brands subsidiary, completed the purchase of all of the outstanding equity interests of TAF for initial consideration of $51.5 million, all in accordance with the terms of that certain Equity Interest and Asset Purchase Agreement, dated August 21, 2006, by and among the Company, NexCen Franchise Brands, Inc., NexCen Franchise Management, Inc., Athlete’s Foot Marketing Associates, LLC, Brands, and the stockholders named therein (the “TAF Agreement”). The purchase price consisted of approximately $42.1 million in cash and 1,413,423 shares of Company common stock. The Company intends to replenish a portion of this cash and fund future acquisitions from a new senior bank facility that it is in the process of negotiating. Because the Company used its’ available cash to close the acquisition, the new bank facility is not reflected in the unaudited pro forma condensed combined financial statements included in this Form 8-K. The 1,413,423 shares of Company common stock issued was determined, pursuant to the TAF agreement, using the average closing price of NexCen’s common stock over the five trading days prior to the closing. At the closing, the Company also issued a warrant to purchase 500,000 shares of the Company’s common stock to one of the selling stockholders. The purchase agreement also provides for a one-time contingent consideration payment of up to an additional $8.5 million. The contingent consideration payment will be equal to the average of the “Revenue Calculation” and the “EBITDA Calculation”, as those terms are defined in the purchase agreement, for the four quarters ending December 31, 2006, less the initial consideration. The contingent consideration, if any, will be paid in the same proportion of cash and common stock as the initial consideration.
The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon finalization of the valuation of Brands assets and liabilities. The final determination of the allocation of the purchase price will be based on the actual tangible and intangible assets and liabilities of Brands that exist as of the acquisition date. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company’s preliminary estimates, which could result in a material change to the amortization of intangible assets.

The unaudited pro forma condensed combined balance sheet as of September 30, 2006 is presented as if the MBS sale and acquisition of TAF had occurred on September 30, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 is presented as if the MBS sale and acquisition of TAF had taken place on January 1, 2005 and was carried forward through December 31, 2005. The unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2006 is presented as if the MBS sale and TAF acquisition had taken place on January 1, 2005 and was carried forward through September 30, 2006. The disposition of our MBS and related activities is reflected as discontinued operations in the unaudited pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined financial statements, which include adjustments related to both the MBS sale and TAF acquisition, are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma combined financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, along with the historical financial statements and accompanying notes of Brands and AFMSF which are included as exhibits to this Form 8-K.

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2006
in thousands, except per share data

				Brands and
	NexCen	MBS	NexCen	AFMSF	TAF		Pro Forma
	Historical	Sale (l)	Adjusted	Historical	Acquisition		Combined

Assets:
Cash and cash equivalents	$36,561	$80,565	$117,126	$1,995	$(42,058)	(a)	$77,063
Accounts receivable, net	$—	$—	$—	$1,697	$—		$1,697
Mortgage-backed securities, at fair value	$80,236	$(80,236)	$—	$—	$—		$—
Interest receivable	$544	$(329)	$215	$—	$—		$215
Restricted cash	$8,633	$—	$8,633	$3,300	$(3,300)	(d)	$8,633
Property and equipment, net	$228	$—	$228	$—	$150	(f)	$378
Prepaid expenses and other assets	$1,133	$—	$1,133	$26	$—		$1,159
Goodwill	$10,050	$—	$10,050	$3,237	$(3,237)	(c)	$10,050
Intangible assets, net	$4,398	$—	$4,398	$21,076	$30,524	(b)	$55,998

Total assets	$141,783	$—	$141,783	$31,331	$(17,921)		$155,193

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$3,168	$—	$3,168	$1,740	$1,139	(g)	$6,047
Deferred franchise fees	$—	$—	$—	$675	$(675)	(e)	$—
Contingent consideration	$—	$—	$—	$—	$514	(c)	$514
Notes payable	$—	$—	$—	$28,486	$(28,486)	(d)	$—
Accrued employee compensation and benefits	$459	$—	$459	$—	$—		$459
Accrued restructuring	$815	$—	$815	$—	$—		$815
Other liabilities	$1,008	$—	$1,008	$31	$(31)	(d)	$1,008

Total liabilities	$5,450	$—	$5,450	$30,932	$(27,539)		$8,843

Stockholders’ equity	$136,333	$—	$136,333	$399	$9,618	(h)	$146,350

Total liabilities and stockholders’ equity	$141,783	$—	$141,783	$31,331	$(17,921)		$155,193

See notes to unaudited pro forma condensed combined financial statements

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
in thousands, except per share data

				Brands and
	NexCen	MBS	NexCen	AFMSF	TAF		Pro Forma
Account	Historical	Sale (l)	Adjusted	Historical	Acquisition		Combined

Interest income from MBS	$9,775	$(9,775)	$—	$—	$—		$—
Interest income from cash and cash equivalents	$328	$(328)	$—	$—	$—		$—
Interest expense on repurchase agreements	$(5,435)	$5,435	$—	$—	$—		$—

	$4,668	$(4,668)	$—	$—	$—		$—

Gain/(loss) sale of mortgage-backed securities	$264	$(264)	$—	$—	$—		$—
Other than temporary impairment on MBS	$(3,993)	$3,993	$—	$—	$—		$—
Franchise royalties and fees	$—	$—	$—	$9,832	$—		$9,832
Other income	$231	$—	$231	$—	$—		$231

	$(3,498)	$3,729	$231	$9,832	$—		$10,063
Operating expenses:
Selling, general and administrative expenses	$(5,089)	$—	$(5,089)	$(3,973)	$—	(i)	$(9,062)
Investment advisor fees	$(386)	$386	$—	$—	$—		$—

Depreciation and amortization	$(159)	$—	$(159)	$(1,494)	$1,342	(b)(f)	$(311)
Restructuring charge	$7	$—	$7	$—	$—		$7

Total operating expenses	$(5,627)	$386	$(5,241)	$(5,467)	$1,342		$(9,366)

Operating (loss) income	$(4,457)	$(553)	$(5,010)	$4,365	$1,342		$697

Interest expense	$—	$—	$—	$(7,355)	$7,355	(j)	$—
Gain on extinguishment of debt	$—	$—	$—	$31,464	$—		$31,464
Other interest income	$1,150	$—	$1,150	$86	$—		$1,236
Foreign taxes	$—	$—	$—	$(189)	$—		$(189)
Investment loss	$(19)	$—	$(19)	$—	$—		$(19)

(Loss) income from continuing operations	$(3,326)	$(553)	$(3,879)	$28,371	$8,697		$33,189

(Loss) income from discontinued operations	$(1,194)	$553	$(641)	$—	$—		$(641)

Net (loss) income	$(4,520)	$—	$(4,520)	$28,371	$8,697		$32,548

(Loss) income per share (basic) from continuing operations	$(0.07)						$0.73
(Loss) from discontinued operations	$(0.03)						$(0.01)

(Loss) income per share (basic)	$(0.10)						$0.72

(Loss) income per share (diluted) from continuing operations	$(0.07)						$0.72
(Loss) from discontinued operations	$(0.03)						$(0.01)

(Loss) income per share (diluted)	$(0.10)						$0.71

Weighted average shares outstanding (k)
Basic shares	44,006						45,419
Diluted shares	44,006						45,899
See notes to unaudited pro forma condensed combined financial statements

NEXCEN BRANDS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2006
in thousands, except per share data

				Brands and
	NexCen	MBS	NexCen	AFMSF	TAF		Pro Forma
Account	Historical	Sale (l)	Adjusted	Historical	Acquisition		Combined
Interest income from MBS	$4,477	$(4,477)	$—	$—	$—		$—
Interest income from cash and cash equivalents	$775	$(775)	$—	$—	$—		$—
Interest expense on repurchase agreements	$(1,354)	$1,354	$—	$—	$—		$—

	$3,898	$(3,898)	$—	$—	$—		$—

Gain/(loss) sale of mortgage-backed securities	$(490)	$490	$—	$—	$—		$—
Other than temporary impairment on MBS	$(552)	$552	$—	$—	$—		$—
Franchise royalties and fees	$—	$—	$—	$7,266	$—		$7,266
Other income	$562	$—	$562	$—	$—		$562

	$(480)	$1,042	$562	$7,266	$—		$7,828

Operating expenses:
Selling, general and administrative expenses	$(5,146)	$—	$(5,146)	$(3,206)	$-	(i)	$(8,352)
Investment advisor fees	$(134)	$134	$—	$—	$—		$—

Depreciation and amortization	$(256)	$—	$(256)	$(1,120)	$1,007	(b)(f)	$(369)
Restructuring charge	$(869)	$—	$(869)	$—	$—		$(869)

Total operating expenses	$(6,405)	$134	$(6,271)	$(4,326)	$1,007		$(9,590)

Operating (loss) income	$(2,987)	$(2,722)	$(5,709)	$2,940	$1,007		$(1,762)

Interest expense	$—	$—	$—	$(2,097)	$2,097	(j)	$—
Other interest income	$856	$—	$856	$167	$—		$1,023
Foreign taxes	$—	$—	$—	$(132)	$—		$(132)

(Loss) income from continuing operations	$(2,131)	$(2,722)	$(4,853)	$878	$3,104		$(871)

(Loss) income from discontinued operations	$(344)	$2,722	$2,378	$—	$—		$2,378

Net (loss) income	$(2,475)	$—	$(2,475)	$878	$3,104		$1,507

(Loss) per share (basic) from continuing operations	$(0.04)						$(0.02)
(Loss) income from discontinued operations	$(0.01)						$0.05

(Loss) income per share (basic)	$(0.05)						$0.03

(Loss) per share (diluted) from continuing operations	$(0.04)						$(0.02)
(Loss) income from discontinued operations	$(0.01)						$0.05

(Loss) income per share (diluted)	$(0.05)						$0.03

Weighted average shares outstanding (k)
Basic shares	45,098						46,511
Diluted shares	45,098						46,867
See notes to unaudited pro forma condensed combined financial statements

NEXCEN BRANDS, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
BASIS OF PRO FORMA PRESENTATION (in thousands, except per share amounts)
The unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are based on the historical financial statements of the Company, Brands and AFMSF, along with the fair value of the Acquired Assets, after giving effect to the Company’s sale of the MBS and acquisition of TAF, as well as the assumptions and adjustments described in the notes herein.
MBS sale adjustments
Prior to this disposition, the fair value of the MBS and interest receivable were reported in current assets. The amount of net cash that the Company’s receives from the disposition of the MBS will continue to be included as a current asset, but will be recorded as part of “Cash and cash equivalents,” along with interest receivable, on a pro forma basis.
As a result of the disposition of the MBS, the Company will no longer report any net interest income from MBS, any realized gains or losses from sales of MBS or any other than temporary losses recognized as a result of impairments to our MBS. Available cash not used to fund the Company’s IP strategy will be invested in short-term securities and will generate non-operating interest income. We have not included pro forma adjustments to reflect the potential revenues or non-operating interest income from the reallocation of the MBS sale proceeds. Also on a pro forma basis, the Company will no longer incur investment advisor fees. On August 21, 2006, the Company notified FBR that it was terminating its Investment Management Agreement, dated June 8, 2004, with FBR, and such termination will become effective in November 2006. Our MBS business will now be reported in discontinued operations.
The Athlete’s Foot acquisition
The column labeled “Brands and AFMSF Historical” represents the combined historical financial information of Brands and AFMSF. For the periods presented, substantially all of the assets, liabilities, equity, revenues and expenses are attributable to Brands. At September 30, 2006, AFMSF had assets of $227; liabilities of $226 and members’ equity of $1. For the nine months ended September 30, 2006, AFMSF had revenues of $503 and expenses of $503. For the year ended December 31, 2005, AFMSF had revenues of $589 and expenses of $589. At September 30, 2006, the fair value of the Acquired Assets is estimated to be $150. This amount is not included in the combined historical financial information of Brands and AFMSF (See Note F).
The Company accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations (“SFAS 141”). The Company will allocate the purchase price of TAF to the estimated fair value of the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The Company’s management has made certain assumptions and estimates in determining the purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.
Brands and AFMSF are limited liability companies and, as such, any income or loss for federal and state income tax purposes flow through to the members. The Company has significant tax loss carryforwards and has reported annual losses since its inception. For all periods presented, the Company would utilize tax loss carryforwards to offset reported income. Consequently, no income tax expense is recorded in the unaudited condensed combined financial statements
The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies or cost savings, if any, that the Company may achieve with respect to the combined companies.

The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon the finalization of the valuation of TAF’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the actual tangible and intangible assets and liabilities of Brands that exist as of the acquisition date. The final valuation of identifiable intangible assets and their estimated useful lives may change from the Company’s preliminary estimates, which could result in a material change to the amortization of intangible assets. Additionally, changes in the balances of TAF’s cash and cash equivalents and other tangible assets and liabilities could differ substantially from September 30, 2006, which was the basis for developing the Company’s fair value estimates in the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, MBS pro forma financial statements filed on Form 8-K, along with the historical financial statements and accompanying notes of Brands and AFMSF, which are included as exhibits to this Form 8-K.
Initial Purchase Price
The total initial purchase price, exclusive of any potential contingent consideration is comprised of:

Acquisition of TAF:
In cash	$42,058
Fair value of 1,413,423 shares of common stock issued	9,442
Fair value of 500,000 common stock warrants issued	575
Transaction costs	1,139

Total initial purchase price	$53,214

Fair value of common stock issued: $9.4 million of the initial purchase price is payable in shares of the Company’s common stock. The Company issued 1,413,423 shares of common stock at closing, based upon a per share value of $6.68. The per share value was determined, pursuant to the TAF agreement, using the average closing price of NexCen common stock on the Nasdaq Global Market over the five trading days immediately preceding the November 7, 2006 closing of the transaction.
Fair value of common stock warrants issued: On the acquisition date, the Company also issued to one of Brands’ shareholders warrants to purchase 500,000 shares of common stock to one of the selling stockholders, with an exercise price of $6.49 which was equal to the closing price of NexCen’s common stock on the acquisition date.
Transaction costs: Acquisition related transaction costs of $1,139 include the Company’s estimate of investment banking fees, legal and accounting fees and other external costs directly related to the acquisition.

Preliminary Purchase Price Allocation
The total initial purchase price was allocated to TAF’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of September 30, 2006. The excess of the net tangible and identifiable intangible assets over the purchase price will be recorded as contingent consideration as further described below. Based upon a preliminary valuation, the total initial purchase price was allocated as follows:

Cash and cash equivalents	$1,995
Accounts receivable	1,697
Other assets[1]	176
Identifiable intangible assets	51,600
Liabilities	(1,740)
Contingent consideration	(514)

Total preliminary purchase price allocation	$53,214

[1]	Other assets include $150 of office furniture and equipment acquired from an affiliate of Brands.
Cash and cash equivalents, accounts receivable, and liabilities: The Company valued cash and cash equivalents, accounts receivable and liabilities at their respective carrying amounts as of September 30, 2006, as the Company believes that these amounts approximate their current fair values. The Company expects to make additional adjustments based upon the actual valuation of assets acquired and liabilities assumed as of the date of the acquisition.
Identifiable intangible assets: Identifiable intangible assets acquired include primarily trademarks and franchise agreements. Trademarks include The Athlete’s Foot name and logotype. Franchise agreements represent the underlying relationships and agreements with Brands’ franchisees.
The fair value of intangible assets was determined employing the assistance of a valuation consultant.
Estimated useful lives for trademarks were estimated to be indefinite. Estimated useful lives for franchise agreements were estimated based upon the remaining contractual life of the agreements.
Contingent consideration: The purchase agreement provides for contingent consideration of up to an additional $8.5 million if Brands’ financial results for the year ended December 31, 2006 equal or exceed specified targets. Consequently, the amount by which the estimated fair value of Brands’ net tangible and intangible assets exceeds the initial purchase price has been recorded as contingent consideration.
PRO FORMA ADJUSTMENTS
The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:
(a)	We paid $42,058 in cash to acquire TAF.

(b)	To record the difference between the preliminary fair value and the historical amounts of intangible assets.

	Historical	Preliminary				Estimated
	Amount,	Fair		Annual	Nine Months	Useful
	Net	Value	Increase (Decrease)	Amortization	Amortization	Life
Trademarks	$6,827	$49,000	$42,173	$— [1]	$— [1]
Franchise Agreements	14,249	2,600	(11,649)	130	98	20 yrs.

Total identifiable intangible assets	$21,076	$51,600	$30,524	$130	$98

Brands’ historical amortization				(1,494)	(1,120)

Net decrease in amortization				$(1,364)	$(1,022)

[1]	The Company has evaluated the estimated useful lives of trademarks to be acquired based on an analysis of ongoing revenue associated with Brands’ existing franchise agreements. Consequently, trademarks have an indefinite life and will not be amortized and instead will be evaluated for impairment on an annual basis.

(c)	To eliminate Brands’ historical goodwill of $3,237 and record contingent consideration. The estimated fair value of Brands’ net tangible and intangible assets exceeds the initial purchase price, which excludes contingent consideration that may be paid to the sellers in accordance with the purchase agreement. The excess in the amount of $514 is recorded as a contingent consideration liability.

(d)	Under the terms of the purchase agreement, the Company did not assume Brands’ existing note payable or related preferred residual interest payable totaling $28,486. The terms of the purchase agreement, along with the terms of an agreement executed by the seller and the seller’s lender, required the seller, at or prior to closing of the TAF acquisition, to repay the outstanding note payable and preferred residual interest along with all related fees and expenses. Additionally, the Company did not acquire any rights or interest in Brands’ restricted cash of $3,300 which consists of a liquidity reserve established in favor of the holder of the notes payable and did not assume other liabilities totaling $31.

(e)	To eliminate Brands’ historical deferred franchise fees of $675 as no value has been allocated to these fees in connection with the acquisition.

(f)	The Company will purchase the Acquired Assets in connection with the acquisition of TAF. The $150 estimated fair value of the Acquired Assets (i.e. office furniture and equipment) has not been included in the combined historical financial information of Brands and AFMSF for the period ended September 30, 2006. Depreciation expense for these Acquired Assets, which have an estimated useful life of 7 years, is approximately $22 and $15 for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

(g)	To accrue for estimated acquisition related transaction costs of $1,139.

(h)	To record the following adjustments to stockholders’ equity:

To record NexCen common stock issued	$9,442
To record NexCen common stock warrants issued	575
To eliminate Brands’ and AFMSF’s historical members’ equity	(399)

Total adjustments to stockholders’ equity	$9,618

(i)	Historically, Brands selling, general and administrative expenses were incurred through a management fee arrangement with an affiliated entity. Subsequent to the acquisition, Brands will incur selling, general and administrative expenses directly and these expenses for the year ended December 31, 2005 and the nine months ended September 30, 2006 approximated the costs of its historical management fees. Consequently, no pro forma adjustments have been made to selling, general and administrative expenses in the unaudited pro forma condensed combined financial statements.

(j)	To adjust interest expense to reflect the reduction in interest expense associated with the repayment and retirement of Brands’ existing outstanding debt, by the seller, at closing.

(k) PRO FORMA EARNINGS PER SHARE
The pro forma basic and diluted earnings per share are based on the weighted average number of shares of the Company’s common stock outstanding and are adjusted for additional common stock issued in connection with the TAF acquisition.

	Weighted Average Shares
	Year Ended	Nine Months Ended
	December 31, 2005	September 30, 2006
Basic, as reported	44,006	45,098
Stock issued in connection with TAF acquisition	1,413	1,413

Basic, pro forma	45,419	46,511

Diluted, as reported	44,006	45,098
Adjustment to diluted shares originally reported[1]	480	356
Stock issued in connection with TAF acquisition	1,413	1,413

Diluted, pro forma	45,899	46,867

[1]	The Company’s diluted shares outstanding for the periods presented have been adjusted to reflect the dilutive effect of stock options and warrants outstanding at that time. When initially reported, the Company had recorded net loss for the periods and, therefore, the effect of outstanding stock options and warrants on earnings per share was anti-dilutive and not presented.
(l) MBS PRO FORMA ADJUSTMENTS
Prior to this disposition, the fair value of the MBS and interest receivable were reported in current assets. The amount of net cash that the Company’s receives from the disposition of the MBS will continue to be included as a current asset, but will be recorded as part of “Cash and cash equivalents,” along with interest receivable, on a pro forma basis.
As a result of the disposition of the MBS, the Company will no longer report any net interest income from MBS, any realized gains or losses from sales of MBS or any other than temporary losses recognized as a result of impairments to our MBS. Available cash not used to fund the Company’s IP strategy will be invested in short-term securities and will generate non-operating interest income. We have not included pro forma adjustments to reflect the potential revenues or non-operating interest income from the reallocation of the MBS sale proceeds. Also on a pro forma basis, the Company will no longer incur investment advisor fees. On August 21, 2006, the Company notified FBR that it was terminating its Investment Management Agreement, dated June 8, 2004, with FBR, and such termination will become effective in November 2006.
Our historical statements of operations included discontinued operations. The results of our MBS business will also be presented in discontinued operations. On a pro forma basis $2,722 and $553 will be reclassified as income from discontinued operations for the nine months ended September 30, 2006 and twelve months ended December 31, 2005, respectively.